     As filed with the Securities and Exchange Commission on July 16, 1996
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   __________

                               WATERS CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                                         13-3668640
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)         Identification Number)

                                34 MAPLE STREET
                          MILFORD, MASSACHUSETTS 01757
                            TELEPHONE:  508-478-2000
          (Address of principal executive offices, including zip code)
                                   __________

          WATERS CORPORATION 1996 LONG-TERM PERFORMANCE INCENTIVE PLAN
              WATERS CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN
    WATERS CORPORATION 1996 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
        WATERS CORPORATION 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)
                                   __________

                                PHILIP S. TAYMOR
                               WATERS CORPORATION
                                34 MAPLE STREET
                          MILFORD, MASSACHUSETTS 01757
                            TELEPHONE:  508-478-2000
           (Name, address and telephone number of agent for service)

                                    COPY TO:
                              LANCE C. BALK, ESQ.
                                KIRKLAND & ELLIS
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: 212-446-4800

                        CALCULATION OF REGISTRATION FEE

 Title of securities to be   Amount to be registered(1)     Proposed maximum price        Proposed maximum         Amount of
 registered                                                          per                aggregate offering price  registration
                                                                  share(2)                      (2)                  fee

Common Stock, par value                   1,000,000. (3)                    $29.9375             $29,937,500.00     $10,323.28
 $0.01 per share                            250,000. (4)                                           7,484,375.00       2,580.84
                                            100,000. (5)                                           2,993,750.00       1,032.33
                                             50,000. (6)                                           1,496,875.00         516.17

Total                                        1,400,000.                     $29.9375             $41,912,500.00     $14,452.62
==============================================================================================================================

(1) An additional indeterminable number of shares are also being registered to cover any adjustments required by anti-dilution provisions in the number of shares issuable upon the exercise of options granted under the Company's option plans.
(2) Reflects the average of the high and low prices on the New York Stock Exchange on July 9, 1996 pursuant to Rule 457(h).
(3) Shares reserved for issuance pursuant to the 1996 Long-Term Performance Incentive Plan.
(4) Shares reserved for issuance pursuant to the 1996 Employee Stock Purchase Plan.
(5) Shares reserved for issuance pursuant to the 1996 Non-Employee Director Deferred Compensation Plan.
(6) Shares reserved for issuance pursuant to the 1996 Non-Employee Director Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to
Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

  Prior to the initial public offering (the "Offering") of Waters Corporation (the "Company") the name of the issuer of the Common Stock was WCD Investors Inc. Waters Corporation was a wholly owned subsidiary of Waters Holding Inc. which in turn was a wholly owned subsidiary of WCD Investors Inc. Waters Corporation and Waters Holding Inc. were the primary assets of WCD Investors Inc. At the time of the Offering, (i) Waters Holding Inc. was merged with and into WCD Investors Inc., with WCD Investors Inc. the surviving corporation, and
(ii) Waters Corporation changed its name to Waters Technologies Corporation and WCD Investors Inc. changed its name to Waters Corporation.

  The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Registration Statement of the Registrant on Form S-1 dated April 19, 1996, as amended by Amendment No. 1 on May 10, 1996, Amendment No. 2 on May 30, 1996 (Registration No. 333-3810).

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Report on Form 8-A (File No. 1-14010) filed October 19, 1995 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The Company's certificate of incorporation, as amended, provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

  In addition, the by-laws of the Company provide that the Company shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise.

  In addition, pursuant to certain Indemnification Agreements dated August 18, 1994 (the "Indemnification Agreements") between the Company and its directors and executive officers, the Company agreed to indemnify such directors and executive officers to the fullest extent permitted by the laws of the State of Delaware. Among other things, the Indemnification Agreements provide indemnification procedures, advancement of expenses during proceedings subject to indemnification and mechanisms for reviewing executive conduct in connection with a claim for indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8.  EXHIBITS.

  Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

ITEM 9.  UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii)
- --------  -------
above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, State of Massachusetts, on July 16, 1996.

                                    WATERS CORPORATION

                                    By:    /s/ Philip S. Taymor
                                           ------------------------------
                                    Name:  Philip S. Taymor
                                    Title:  Senior Vice President, Finance and
                                      Administration and Chief Financial Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip S. Taymor his true and lawful attorney-in-fact, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Waters Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on July 16, 1996.

         Signature                             Capacity
- ---------------------------  ---------------------------------------------

/s/ Douglas A. Berthiaume       President, Chief Executive Officer and
- ---------------------------       Chairman of the Board of Directors
Douglas A. Berthiaume

/s/ Philip S. Taymor              Senior Vice President, Finance and
- ---------------------------   Administration and Chief Financial Officer
Philip S. Taymor             (Principal Financial and Accounting Officer)

/s/ Joshua Bekenstein                          Director
- ---------------------------
Joshua Bekenstein

/s/ Charles L. Brown                           Director
- ---------------------------
Charles L. Brown

/s/ Philip Caldwell                            Director
- ---------------------------
Philip Caldwell

/s/ Edward Conard                              Director
- ---------------------------
Edward Conard

/s/ Thomas P. Salice                           Director
- ---------------------------
Thomas P. Salice

/s/ Marc Wolpow                                Director
- ---------------------------
Marc Wolpow

                               INDEX TO EXHIBITS

Exhibit                              Description                                 Sequentially Numbered Page
Number
    3.1  Second Amended and Restated Certificate of Incorporation of          Incorporated by reference to
         Waters Corporation, as amended to date.                              Exhibit 3.1 to the Registrant's
                                                                              Report on Form 10-K dated
                                                                              March 29, 1996
    3.2  Amended and Restated Bylaws of Waters Corporation, as amended        Incorporated by reference to
         to date.                                                             Exhibit 3.2 to the Registrant's
                                                                              Report on Form 10-K dated
                                                                              March 29, 1996
    4.1  Waters Corporation 1996 Long-Term Performance Incentive Plan.        Incorporated by reference to
                                                                              Exhibit A to the Registrant's
                                                                              Proxy Statement dated
                                                                              March 29, 1996
    4.2  Waters Corporation 1996 Employee Stock Purchase Plan.                Incorporated by reference to
                                                                              Exhibit B to the Registrant's
                                                                              Proxy Statement dated
                                                                              March 29, 1996
    4.3  Waters Corporation 1996 Non-Employee Director Deferred               Incorporated by reference to
         Compensation Plan.                                                   Exhibit C to the Registrant's
                                                                              Proxy Statement dated
                                                                              March 29, 1996
    4.4  Waters Corporation 1996 Non-Employee Director Stock Option           Incorporated by reference to
         Plan.                                                                Exhibit D to the Registrant's
                                                                              Proxy Statement dated
                                                                              March 29, 1996
    5.1  Opinion of Kirkland & Ellis
   10.1  Credit Agreement, dated as of November 22, 1995, among Waters        Incorporated by reference to
         Corporation, Waters Technologies Corporation, Bankers Trust          Exhibit 10.1 to the Registrant's
         Company and other Lenders party thereto.                             Registration Statement on
                                                                              Form S-1 (File No. 333-3810)
   10.2  First Amendment to Credit Agreement, dated as of March 6, 1996       Incorporated by reference to
         among Waters Corporation, Waters Technologies Corporation,           Exhibit 10.2 to the Registrant's
         Bankers Trust Company and other Lenders party thereto.               Registration Statement on
                                                                              Form S-1 (File No. 333-3810)
   10.3  Amended and Restated Purchase and Sale Agreement dated as of         Incorporated by reference to
         March 31, 1994 (as executed on June 28, 1994), as amended as of      Exhibit 10.3 to the Registrant's
         August 5, 1994, August 11, 1994 and August 18, 1994, among           Registration Statement on
         Waters Holding Inc., Millipore Corporation and certain of its        Form S-1 (File No. 333-3810)
         subsidiaries.
   10.4  WCD Investors Inc. Amended and Restated 1994 Stock Option            Incorporated by reference to
         Plan, as amended (including Form of Amended and Restated Stock       Exhibit 10.4 to the Registrant's
         Option Agreement).                                                   Registration Statement on
                                                                              Form S-1 (File No. 333-3810)
   10.5  Waters Corporation Retirement Plan.                                  Incorporated by reference to
                                                                              Exhibit 10.5 to the Registrant's
                                                                              Registration Statement on
                                                                              Form S-1 (File No. 333-3810)
   10.6  Registration Rights Agreement made as of August 18, 1994, by and     Incorporated by reference to
         among WCD Investors Inc., AEA Investors Inc., certain investment     Exhibit 10.6 to the Registrant's
         funds controlled by Bain Capital, Inc. and other stockholders of     Registration Statement on
         Waters Corporation.                                                  Form S-1 (File No. 333-3810)
   10.7  Form of Indemnification Agreement, dated as of August 18, 1994,      Incorporated by reference to
         between WCD Investors Inc. and its directors and executive           Exhibit 10.7 to the Registrant's
         officers.                                                            Registration Statement on
                                                                              Form S-1 (File No. 333-3810)
   10.8  Form of Management Subscription Agreement, dated as of August        Incorporated by reference to
         18, 1994 between WCD Investors Inc. and certain members of           Exhibit 10.8 to the Registrant's
         management.                                                          Registration Statement on
                                                                              Form S-1 (File No. 333-3810)
   10.9  Agreement and Plan of Merger among Water Corporation,                Incorporated by reference to
         TA Merger Sub, Inc. and TA Instruments, Inc. dated as of March       Exhibit 10.9 to the Registrant's
         28, 1996.                                                            Registration Statement on
                                                                              Form S-1 (File No. 333-3810)
  10.10  Offer to Purchase and Consent Solicitation Statement, dated March    Incorporated by reference to
         7, 1996, of Waters Technologies Corporation.  Incorporated by        Exhibit 10.10 to the
         reference to the Registrant's Report on Form 8K dated March 11,      Registrant's Registration
         1996.                                                                Statement on Form S-1 (File
                                                                              No. 333-3810)
   23.1  Consent of Coopers & Lybrand L.L.P.
   23.2  Consent of Coopers & Lybrand L.L.P.
   23.3  Consent of Kirkland & Ellis (included in the opinion filed as
         Exhibit 5.1)
   24.1  Powers of Attorney (included on the signature page of this
         Registration Statement)